UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 12, 2011

TEKELEC
(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	2

Exhibit 10.1

i

Item 1.01 Entry into a Material Definitive Agreement

Indemnification Agreements with Directors and Executive Officers

Tekelec (the “Company”) has entered into or expects to enter into, effective as of September 12, 2011, a new form of indemnification agreement with each of its current directors and executive officers (each an “Indemnitee”).

Each indemnification agreement provides, among other terms, that (i) the Company will indemnify the Indemnitee, subject to certain conditions, against any and all indemnifiable amounts (including, among other amounts, expenses, damages, judgments, fines, penalties and amounts paid in settlement) arising out of or resulting from any threatened, pending or completed legal action or proceeding, whether initiated by a third party or by or in the right of the Company, arising out of or relating to the Indemnitee’s service as a director, officer, employee or other agent of the Company or any other corporation or other enterprise for which such person serves at the Company’s request, (ii) the Company will advance expenses to the Indemnitee in advance of the settlement of or final judgment in any such action or proceeding, (iii) the Indemnitee will repay such advanced expenses only if a court shall ultimately determine that the Indemnitee is not entitled to be indemnified by the Company and (iv) the indemnification provided by the indemnification agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise. The indemnification agreement also sets forth the terms and conditions that apply in determining whether or not an Indemnitee is entitled to indemnification in any given instance.

The Company’s directors and executive officers who have entered into or are expected to enter into such indemnification agreements effective as of September 12, 2011 are listed below:

Name	Position(s) with the Company
Hubert de Pesquidoux	Chairman of the Board
Ronald W. Buckly	Director
Anthony Colaluca Jr.	Director
Thomas J. Coleman	Director
Jean-Yves Courtois	Director
Carol G. Mills	Director
Michael P. Ressner	Director
Ronald J. de Lange	Director, President and Chief Executive Officer
Stuart H. Kupinsky	Senior Vice President, Corporate Affairs and General Counsel
David K. Rice	Senior Vice President & GM, Global Signaling Solutions
Gregory S. Rush	Senior Vice President and Chief Financial Officer
Douglas A. Suriano	Chief Technology Officer and Vice President of Engineering
Houck S. Reed	Vice President, Broadband Network Solutions Product Management
Marykay Wells	Vice President, Information
Technology and Chief Information Officer

The indemnification agreements replace and supersede the indemnification agreements that had previously been entered into between the Company and each of the Indemnitees (other than Messrs. Suriano and Reed, who had not yet entered into such agreements).

The Company is also entering into such an indemnification agreement with Paul Armstrong, the Company’s Vice President and Corporate Controller, effective as of September 12, 2011.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the form of the indemnification agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit 10.1 is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and each of its directors and executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Tekelec

Dated: September 13, 2011	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement between the Company and each of its directors and executive officers